UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  October 21, 2025

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2025, the Board of Directors (the "Board") of Insulet Corporation (the "Company") appointed Robbie Huffines as a Class II director, effective October 31, 2025. Mr. Huffines will stand for election by stockholders at the Company’s 2027 Annual Meeting of Stockholders. Mr. Huffines has been named to the Audit Committee of the Board, effective October 31, 2025.

Mr. Huffines was a Global Chair of Investment Banking and a member of the Executive Committee at JP Morgan Chase & Co. from 2020 until he retired in 2024. From 2011 to 2020, he was the company’s Vice Chair of Investment Banking and from 2002 to 2010, he was the co-head of the global healthcare investment banking group. Mr. Huffines began his career at JP Morgan Chase in 1992 in the mergers and acquisitions group, focusing on healthcare. Prior to joining J.P. Morgan Chase, Mr. Huffines worked at Alex Brown & Sons, specializing in equity financing and advisory assignments for emerging growth companies.

Mr. Huffines is the co-founder of The Forest Group, a nonprofit organization dedicated to improving the mental health of children in underserved communities. He is currently a member of the board of directors of the Hastings Center for Biomedical Ethics, an independent, nonpartisan bioethics research institute, of Eikon Therapeutics, Inc., a pivotal-stage biotechnology company that works to develop new medicines to address grievous illnesses, and of Nextech Invest Ltd., a cancer-focused venture capital firm headquartered in Zurich, Switzerland. He also served as a director of Walgreens Boots Alliance until its sale in August 2025. Mr. Huffines has an M.B.A. from the University of Virginia, where he received the Faculty Award for academic excellence. He has a B.A. from the University of North Carolina, where he majored in English and Economics.

There are no arrangements or understandings between Mr. Huffines and any other persons pursuant to which he was selected as a director. There are no transactions involving Mr. Huffines required to be disclosed under Item 404(a) of Regulation S-K. As a non-employee director of the Company, Mr. Huffines will receive cash and equity compensation pursuant to the Company's non-employee director compensation program, as described in the “Non-Employee Director Compensation” section of Company's proxy statement filed with the Securities and Exchange Commission on April 29, 2025, as may be adjusted by the Board from time to time.

Item 7.01	Regulation FD Disclosures.
On October 23, 2025, the Company issued a press release announcing the appointment of Mr. Huffines to the Board. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 23 2025

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: October 23, 2025	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President and General Counsel